Exhibit 10.2

EMPLOYMENT AGEEMENT

雇佣合约

BETA FINTECH HOLDINGS LIMITED

贝塔金融科技控股有限公司

And

与

Employee:       ZHANG Didi

雇员:        张迪迪

Signed by the   1   day of   December 2024

日期:     2024      年    12    月  1   日

THIS EMPLOYMENY AGREEMENT IS STRICTLY PRIVATE AND CONFIDENTIAL 本雇佣合约为绝对私人及必须完全保密

DEAR ZHANG, DIDI:

We refer to our recent discussion and are pleased to offer you the following position in Beta FinTech Holdings Limited (the “Company”), on the following terms and conditions:

If the terms are acceptable to you ,we would be grateful if you could confirm this by signing the enclosed copy of this Employment Agreement and returning the signed copy to us. The Employment Agreement signed by both parties shall constitute your contract of employment with the Company.

May we take this opportunity to express our cordial welcome to you to join our Group and sincerely hope that you find the role interesting and rewarding.

张迪迪你好:

我们参考最近的讨论，很高兴向您提供贝塔金融科技控股有限公司（“公司”）的以下职位，条款和条件： 如阁下接受以下条款,烦请签署随本合约附上的僱佣合约副本,并将已签署的副本交回本公司。僱佣合约一经双方签署,即成为阁下受聘用的条件。

我们借此机会热烈欢迎您加入我们的团队，并衷心希望您觉得这个角色有趣并有所收获。

1. Position & Date of Commencement

1.开始的岗位和日期

You will be appointed as CFO of the Company and under the payroll of one of the Group companies as designated by the Company from time to time (the “Employment”) effective from 1/12/2024 (the “Commencement Date”) to 30/11/2026 (the "Termination Date”)..

自 2024 年 12 月 1 日（“开始日期”）起，您将被任命为公司的 财务总监 ，并在公司指定的集团公司之一的公司下("雇用"))至2026年 11 月 30 日(“终止日期”)

2. Reporting & Job Responsibility

2.汇报及工作职责

You shall report to your Direct management and perform all duties that relevant to your job title. Your principal location of work will be inside the office but certain outdoor job maybe required when necessary.

You are expected, during the term of your Employment, to use all your reasonable endeavours. In particular, you shall carry out your duties hereunder and to protect and promote the interests of the Company:

您应向你的直属管理者报告并履行与您的职位相关的所有职责。 您的主要工作地点将在办公室内，但必要时可能需要某些户外工作。

在受雇期间，您应尽一切合理努力。特别是，您应履行您在本协议下的职责并保护和促进公司的利益：

(a) Devote the whole of your time, attention and skill to discharge the duties of your office as     CFO    of the Company;

(a) 将您的全部时间、注意力和技能用于履行您作为公司 财务总监 的职责；

(b) Faithfully and diligently perform such duties and exercise such powers as are consistent with your office in relation to the Company;

(b) 忠实勤勉地履行与您在公司有关的职位相一致的职责和行使权力

(c)In the discharge of such duties and in the exercise of such powers, observe and comply with all reasonable and lawful instructions and directions from time to time made or given by the board of directors of the Group (the “Board”); and at all time keep the Board promptly and fully informed in connection with the performance of such powers.

(c) 在履行该等职责和行使该等权力时，遵守并遵守本集团董事会（“董事会”）不时作出或给予的所有合理合法指示和指示； 和始终及时、充分地向董事会通报此类权力的履行情况。

In addition, you shall also perform those duties and exercise those powers which the Board may from time to time properly assign to you in connection with the business, management and/or administration of any one or more of the Company’s associated companies and/or subsidiaries and/or companies within the Company’s Group of companies.

此外，您还应履行董事会可能不时适当分配给您的与公司任何一家或多家联营公司和/或子公司的业务、管理和或行政相关的职责和权力和/或公司集团公司内的公司。

3. Monthly Salary

3.月薪

Your monthly salary will be           HKD 20.000       . The monthly salary will be paid to you no later than the last working day of each calendar month. In addition, you are also entitled to have all fringe benefits generally provided by the Group at your job level upon completion of Probation Period.

“Please note that it is the Group’s policy to keep the salary package confidential and not to discuss with any other employees in the Group both during and after your Employment.”

您的月薪为           20,000           港元。 月薪将不迟于每个日历月的最后一个工作日支付给您。 此外，您还有权在试用期结束后享有本集团一般提供的与您工作级别相同的所有附加福利。

“请注意，集团的政策是对薪资待遇保密，并且在您受雇期间和离职后均不得与集团内的任何其他员工讨论”

4. Discretionary Bonus

4. 酌情花红

Discretionary bonus may be paid to you based on your performance and the Group’s performance, and will be paid at the absolute discretion of the Board.

可根据您的表现和集团的表现向您支付酌情花红，并将由董事会全权酌情决定支付。

5. Working Hours

5.工作时间

Monday to Friday	09:00 a.m. to 6:00 p.m.	周一至周五	09:00 a.m. to 6:00 p.m.
Lunch Time	12:00 p.m. to 1:00 p.m.	午餐时间	12:00 p.m. to 1:00 p.m.
Saturday, Sunday & Public Holidays	Off	星期六、日及公众假期	休息

In any event, you are expected to devote fully to the Group’s business notwithstanding such working hours and may need to work overtime including working on Saturday, Sunday & public holidays when it is deemed necessary.

在任何情况下，尽管有这样的工作时间，您仍应全身心投入到集团的业务中，并且在必要时可能需要加班，包括在周六、周日和公共假期工作

6. Annual Leave

6. 年假

You will be entitled to        15       days annual leave with full pay for your on-board year. Timing of the annual leave shall be subjected to the working requirements and the approval of the management of the Group (the “Management”). Annual leave should be taken at mutually convenient times and normally within the year of entitlement or the following calendar year. There will be no payment in lieu of any unused leave.

At the time of leaving the service of the Company, credit will be given when final payment is made if you have not taken your full entitlement of annual leave which will be calculated on the basis of completed months of service since 1 January in the year in which service is terminated. If your leave taken is more than you have accrued at the date of leaving, the Company will deduct the excess annual leave pay from any salary due on termination.

您将有权享受在职一年的15天带薪年假。 年假时间以工作需要及本集团（「管理层」）批准为准。 年假应在双方方便的时间休，通常在享有权利的当年或下一个日历年内。 任何未使用的假期都不会得到补偿。

在离开公司时，如果您还没有完全享受年假，将在支付尾款时给予抵免，年假将根据当年 1 月 1 日起的已完成服务月数计算哪个服务被终止。 如果您在离职之日休的年假多于您应计的年假，公司将从解雇时应付的任何工资中扣除多出的年假工资。

7. Termination & Resignation

7.终止与辞职

Your Employment shall be terminated by either party by giving (i) in respect of termination during the Probation Period, a seven (7) day prior written notice; or (ii) in respect of any time after the end of the Probation Period before the Termination Date, a one (1) month prior written notice; or (iii) in both cases, salary in lieu of notice.

The Employment will be automatically terminated upon the Termination Date unless otherwise renewed by both parties with a three(3) month prior written consent.

Should you (i) be guilty of fraud, dishonesty or serious misconduct; or (ii) commit a serious or persistent breach or neglect of your duties hereunder the Group’s operating procedures (as laid down by the Board and communicated to you from time to time); or (iii) refuse or neglect to comply with any lawful order given to you by the Group; or (iv) be guilty of misconduct inconsistent with the due and faithful discharge of your duties, or (v) so conducted yourself in a way ending to bring yourself or any company in the Group into disrepute; or (vi) become bankrupt or made any composition or arrangements with your creditors; or (vii) unreasonably extend the Probation Period after being notified by the Company, the Group shall be entitled to terminate this Agreement forthwith without notice or payment in lieu thereof.

Upon termination of the Employment, you should immediately transfer and deliver to the Group all papers, documents, notes, memoranda, records and writings belonging to the Group or such of its holding or associated companies which you may have in your possession or control by reason of your position in the Group in any way relating to the business of the Group or such of its holding or associated companies and/or to the business of the clients of the Group or such of its holding or associated companies together with all extracts or copies thereof.

任何一方均应通过以下方式终止您的雇佣关系：(i) 对于试用期内的终止，提前七 (7) 天发出书面通知； (ii) 对于试用期结束后、终止日期前的任何时间，提前一 (1) 个月发出书面通知； (iii) 在这两种情况下，代通知金。

雇佣关系将在终止日期自动终止，除非双方另行在三 (3) 个月前书面同意的情况下续约。

如果您 (i) 犯有欺诈、不诚实或严重不当行为； (ii) 严重或持续违反或忽视您在本集团运营程序（由董事会制定并不时传达给您）下的职责； (iii) 拒绝或忽视遵守本集团向您发出的任何合法命令； (iv) 犯有与应有和忠实履行职责不一致的不当行为，或 (v) 自己的行为最终会使自己或集团内的任何公司声名狼藉； (vi) 破产或与您的债权人作出任何和解或安排； (vii) 经本公司通知后不合理延长试用期，本集团有权立即终止本协议，恕不另行通知或代为付款。

雇佣关系终止后，您应立即将属于您可能拥有或控制的属于本集团或其控股或关联公司的所有文件、文件、笔记、备忘录、记录和著作转移并交付给本集团 您在集团中的职位以任何方式与集团或其控股或联营公司的业务和/或集团客户的业务或其控股或联营公司的业务有关，连同所有摘录或副本其中。

8. Medical and Other Insurance Schemes

8. 医疗和其他保险计划

You are entitled to enjoy the Group’s insurance schemes provided to the staff at your job level, as adopted by the Company from time to time .

您有权享受本公司不时采纳的本集团提供给您工作级别员工的保险计划

9.Special Arrangement

9. 特别安排

(a) As the Group will have interests and business dealings overseas, in the performance of your duties of the Employment, you will be required from time to time to work overseas. Any related travelling and lodging expenses actually and properly incurred and agreed by the Board will be responsible by the Group.

(b) Unless otherwise specified, if your employment is transferred to any company of the Group (the “New Employer”), your obligations hereunder shall remain for purposes of this Letter. For avoidance of doubt, all of your service time in the Company will be fully recognized by the New Employer. You may have a new employment letter (or other legally binding document with the similar effect) with the New Employer to replace the terms and conditions of this Employment Letter.

(a) 由于本集团将在海外拥有利益和业务往来，在履行您的雇佣职责时，您将不时需要在海外工作。 任何实际适当发生并经董事会同意的相关差旅费和住宿费将由本集团承担。

(b) 除非另有规定，否则如果您的工作被转移到集团的任何公司（“新雇主”），您在本协议项下的义务将在本函中保持不变。 为免生疑问，您在公司的所有服务时间都将得到新雇主的充分认可。 您可能会与新雇主签订一份新的雇佣信（或其他具有类似效力的具有法律约束力的文件），以取代本雇佣信的条款和条件。

10.Restrictions on activities

10.活动限制

You are not allowed (without the prior written consent of the Management) during the Employment, to be directly or indirectly engaged in, or provide services to any other person, company or business entity whatsoever, whether as an employee, officer, director, agent, shareholder (if such shareholding is more than 5% of a company), partner, consultant or otherwise.

You are not allowed, during the Employment or for a period of three (3) months following the termination of your Employment, to:

i.	either for yourself, or any other person, induce or attempt to induce any employee of the Company to leave the appointment of the Company;

ii.	in any way interfere with the relationship between the Company and any employee; and

iii.	induce or attempt to induce any customer, licensee or business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any customer, licensee or business relation of the Company and the Company, save for the list of customers attached to this letter; or

iv.	either for yourself, or any other person, solicit the business of any person known by you to be a customer of the Company, whether or not you have had personal contact with such person, save for the list of customers attached to this letter; or

v.	solicit in competition of the Company the custom or business of any person, firm or company who at any time during the term of Employment was a customer or client of the Company or who at the date of termination of the Employment was in negotiations with the Company, save for the list of customers attached to this letter; or

vi.	induce or assist any other person to do any of the foregoing.

在受雇期间，您不得（未经管理层事先书面同意）直接或间接参与或向任何其他人、公司或商业实体提供服务，无论是作为雇员、高级职员、董事、代理人 、股东（如果此类股权超过公司的 5%）、合伙人、顾问或其他。

在受雇期间或终止受雇后的三个月内，您不得：

i.	为您自己或任何其他人;引诱或试图引诱公司的任何雇员离职；

ii.	以任何方式干涉公司与任何员工之间的关系；

iii.	诱导或试图诱导公司的任何客户、被许可人或业务关系停止与公司开展业务，或以任何方式干扰公司与公司的任何客户、被许可人或业务关系之间的关系， 除本信所附的客户名单外； 或者

iv.	为您自己或任何其他人招揽您所知是公司客户的任何人的业务，无论您是否与该人有过个人联系，但附于此的客户名单除外 信; 或者

v.	在公司的竞争中征求任何人、公司或公司的习惯或业务，这些人、公司或公司在雇佣期间的任何时间是公司的客户或客户，或者在雇佣关系终止之日正在谈判中 与公司合作，但附于本函的客户名单除外； 或者

vi.	诱使或协助任何其他人进行上述任何行为。

11.Company Rules

11.公司规则

You shall fully observe and abide all Company’s rules and policies (the “Company Rules”) laid down by the Management from time to time.

您应完全遵守管理层不时制定的所有公司规则和政策（“公司规则”）。

12.Conflict of Interest

12. 利益冲突

You shall not engage in any business in competition with the Group nor put yourself in any way in conflict with the interests of the Group.

Without prejudice to any other provisions of this letter, you agree to declare any of your business in conflict with the business or activities of the Group or such of its holding or associated companies, at the date hereof or in which you may subsequently become involved in reasonable detail to the Group or such of its holding or associated companies.

您不得从事任何与本集团竞争的业务，也不得以任何方式与本集团的利益发生冲突。

在不影响本函任何其他规定的情况下，您同意声明您的任何业务与本集团或其控股公司或联营公司的业务或活动相冲突，在本函日期或您随后可能参与的 向本集团或其控股或关联公司提供合理的详细信息

13.Confidentiality

13. 保密

During the Employment with the Group, you are strictly prohibited from disclosing or divulging to any person(s) or company(ies) any information or data of the Group, without the prior consent of the Management.

It is a condition of the Employment that you will keep confidential and not disclose, exploit or use, neither for your own purpose nor for any purpose other than that of the Group, directly or indirectly, during and subsequent to your employment with the Group, any information in relation to the private affairs of the Company or any of its holding or associated companies obtained by virtue of the Employment or during your work with the Company or any of its holding or associated companies. Any breach or failure to observe this condition will make you liable to immediate dismissal without compensation and the Company reserves the right to take appropriate action.

在集团任职期间，未经管理层事先同意，严禁向任何人或公司披露或泄露集团的任何信息或数据。

雇用的条件是，在您受雇于本集团期间和之后，您将保密，不得出于您自己的目的或除本集团以外的任何目的直接或间接地披露、利用或使用， 任何与公司或其任何控股公司或关联公司的私人事务有关的信息，这些信息是通过雇佣或在您与公司或其任何控股公司或关联公司工作期间获得的。 任何违反或未能遵守此条件的行为将使您有责任立即被解雇而无需赔偿，公司保留采取适当行动的权利。

14.Expenses

14.费用

The Group will reimburse authorised expenses incurred for the business of the Group. A guiding principle in settling expenses is that there should neither be loss nor benefit financially as a result of any expense reasonable and necessarily incurred for the business of the Group.

Claims for expenses must be approved by your supervisor according to the Company Rules. You are not allowed to authorise your own expenses.

本集团将报销本集团业务产生的授权费用。 结算费用的指导原则是，不应因本集团业务合理且必然招致的任何费用而造成经济上的损失或收益。

根据公司规则，费用报销必须由您的主管批准。 您不得授权自己的费用。

15.Taxation

15. 税收

You shall be responsible for the payment of your personal salary tax.

您应负责支付您的个人薪俸税

16.Amendment

16.修正案

This letter may not be amended, supplemented or modified except by a written agreement or instrument signed by or on behalf of the parties hereto.

The Group may from time to time amend the benefit schemes applicable to your Employment or establish various other programs to provide you with benefits, all of which are non-contractual. Such programs may be amended, suspended or discontinued at the Company’s discretion.

除非由双方或代表双方签署书面协议或文书，否则不得修改、补充或修改本函。

本集团可能会不时修改适用于您的工作的福利计划或建立各种其他计划以为您提供福利，所有这些都是非合同性的。 公司可自行决定修改、暂停或终止此类计划。

17.Governing Law

17. 适用法律

This letter shall be governed in accordance with the Laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

If at any time any provisions of these terms and conditions become illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired thereby.

本函受中华人民共和国香港特别行政区法律管辖。

如果这些条款和条件的任何条款在任何时候在任何方面变得非法、无效或不可执行，其余条款的合法性、有效性和可执行性不应因此受到影响或损害。

**	The English version of this Agreement shall prevail where there is a discrepancy between the English and the Chinese versions.

**	如本合约之英文版本及中文版本之间有差异,应以本合约之英文版本为准

[本页以下无正文，后附签字页]

[Signature page to follow]

[Signing Page of EMPLOYMENT AGEEMENT]

[本页无正文，为雇佣合约的签字页]

Yours sincerely
For and on behalf of	I accept the appointment on the terms
Beta FinTech Holdings Limited	and conditions set out above.
贝塔金融科技有限公司代表	本人接受条款的任命和上述条件。

/s/ Xiangxin Xiang		/s/ Didi Zhang
NAME 姓名:	XIANG XIANXIN	NAME 姓名:	ZHANG DIDI
POSITION:	CEO